SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Settlement Agreement and Mutual Release (the "Agreement") is made and entered into this 28th day of June, 2005 (the "Effective Date") by and between Transol Corporation Ltd., an Australian limited corporation ("Transol Corp."), and Transol USA, Inc., a Nevada corporation ("Transol USA") (collectively and severally "Transol") and Nestor, Inc., a Delaware corporation ("Nestor"). Transol and Nestor are referred to collectively as the "Parties."

     NOW, THEREFORE, in consideration of the mutual covenants expressed herein and other good and valuable consideration, including without limitation the settlement of disputed claims, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:

     1. a) For the purposes of this Agreement, the term "Subject Claims" means

               i)   All claims of U.S. Patent 6,188,329 ("'329 patent"),

               ii)  All claims of U.S. Patent 6,754,663 ("'663 patent"), and

               iii) All claims substantially similar to any one of the claims of either the `329 or the `663 patent, and either:

                    a. appearing in a US or foreign patent issued before or after the Effective Date which claims priority either to US provisional application Ser. 60/109,731, filed November 23, 1998, or any patent or patent application claiming priority to US provisional application Ser. 60/109,731, or

                    b. added, before or after the Effective Date, by way of reissue, reexamination, or in any other manner, to a US or foreign patent which claims priority either to US provisional application Ser. 60/109,731, filed November 23, 1998, or any patent or patent application claiming priority to US provisional application Ser. 60/109,731.

        b) For the purposes of this Agreement, the term "Subject Claims" does not include:

               i)   All claims of the following issued patents

                    A.   U.S. Patent  6,647,361
                    B.   U.S. Patent 6,573,929
                    C.   U.S. Patent 6,281,808

        and

               ii) Any claim substantially similar to any one of the claims of any of the patents listed in Paragraph 1(b)(i) above or not substantially similar to any one of the claims of either the `329 or the `663 patent and either:

                    A. appearing in a US or foreign patent issued before or after the Effective Date which claims priority either to US provisional application Ser. 60/109,731, filed November 23, 1998, or any patent or patent application claiming priority to US provisional application Ser. 60/109,731, or

                    B. added before or after the Effective Date, by way of reissue, reexamination, or in any other manner to a US or foreign patent which claims priority either to US provisional application Ser. 60/109,731, filed November 23, 1998, or any patent or patent application claiming priority to US provisional application Ser. 60/109,731.

     2. (a) Nestor covenants for itself, its successors and assigns not to sue or otherwise to pursue claims, and not to threaten to sue or otherwise pursue claims, in the U.S. or elsewhere, against Transol, any of its subsidiaries, or any direct or indirect customer of or vendor to Transol, for infringement (including direct infringement, contributory infringement, and/or infringement by inducement) of any of the Subject Claims, based in whole or in any part on the manufacture, use, sale, resale, offer for sale or importation of any product, service, or method of operation produced by or for Transol now or at any time in the future, or any component(s) thereof.

     (b) For so long as any claim of the `663 patent remains which has not been finally held to be invalid or unenforceable (including exhaustion of all possible appeals), the foregoing covenant set out in subparagraph (a) shall not include any product, service or method of operation, or any component(s) thereof, produced by or for Transol after the Effective Date that enables a system to display video including a plurality of image sequences that are synchronized such that they provide simultaneous independent views of the same traffic violation. For purposes of construing this Paragraph 2(b), the parties agree that the claim constructions adopted in the April 26, 2005 Order (the "Order") (a copy of which is attached hereto as Attachment A) shall apply, and Nestor stipulates that, under those claim constructions, Transol's current commercially available US product(s), service(s) and/or method(s) of operation do not enable a system to display video including a plurality of image sequences that are synchronized such that they provide simultaneous independent views of the same traffic violation. By entering into this Agreement, Nestor does not accept the Order and in no way concedes the correctness or legal validity of the Order.

     3. (a) Except as set forth in subparagraph 3(b) below, the above covenant not to sue set forth in paragraph 2(a), as limited in paragraph 2(b) (the "Covenant") may not be assigned or transferred by Transol whether by operation of law or otherwise.

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

     (b) In the event of a transaction involving the acquisition of Transol, of substantially all of Transol's assets or substantially all of Transol's assets relating to Transol's business activity in the area of automated traffic enforcement systems by a third party, including any reorganization (as defined by Section 181 of the California Corporations Code) of Transol (a "Transol Sale"), the Covenant may be assigned or transferred by Transol to Transol's successor in interest. However, in the event of a Transol Sale, the Covenant (whether or not assigned or transferred to a third party) shall be limited in its application to bar Nestor from asserting patent infringement claims only to the extent those claims are based on the manufacture, use, sale, resale, offer for sale or importation of products, services, or methods of operation commercially produced by or for Transol prior to the date of the Transol Sale or substantially similar to those that had been commercially produced by or for Transol prior to the date of the Transol Sale.

     4. Nestor does hereby for itself, its successors and assigns fully and forever release and discharge Transol, its parent, subsidiaries and affiliates, along with the directors, officers, employees and agents of any of them from any and all claims, actions, and causes of action, whether known, unknown or unknowable, past or present, up to and through the Effective Date and does hereby for itself, its successors and assigns fully and forever release and discharge all direct and indirect customers and vendors of Transol from any and all claims, actions and causes of action arising out of or relating to the manufacture, use, sale, offer for sale or importation of any Transol product, service or method of operation by such customers and vendors up to and through the Effective Date. However, nothing in this Agreement shall apply or be construed to prevent or bar Nestor from raising, in any future action brought against Nestor, its successors or assigns, any legal or equitable defense or from challenging the validity and/or enforceability of any Transol patent by way of counterclaim, cross-claim, third party claim or otherwise, or from asserting any claim arising after the Effective Date.

     5. Transol does hereby for itself, its successors and assigns fully and forever release and discharge Nestor its parent, subsidiaries and affiliates, along with the directors, officers, employees and agents of any of them from any and all claims, actions, and causes of action, whether known, unknown or unknowable, past or present up to and through the Effective Date and does hereby for itself, its successors and assigns fully and forever release and discharge all direct and indirect customers and vendors of Nestor from any and all claims, actions and causes of action arising out of or relating to the manufacture, use, sale, offer for sale or importation of any Nestor product, service or method of operation by such customers and vendors up to and through the Effective Date. However, nothing in this Agreement shall apply or be construed to prevent or bar Transol from raising, in any future action brought against Transol, its successors or assigns, any legal or equitable defense or from challenging the validity and/or enforceability of any Nestor patent by way of counterclaim, cross-claim, third party claim or otherwise, or from asserting any claim arising after the Effective Date.

     6. Notwithstanding anything to the contrary in this Agreement, the Parties agree that the foregoing releases are to be interpreted liberally to effectuate the maximum protection for both Nestor and Transol. The parties agree that they shall be deemed to have expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable and equivalent to California Civil Code Section 1542, including, but not limited to that section, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     7. Immediately upon execution of this Agreement, the parties shall file a stipulation of dismissal in the lawsuit pending in the U.S. District Court for the Central District of California, Nestor, Inc. v. Transol USA, Inc., et al., Civil Action No. 03-8562 (the "Action"), and the parties shall also file a stipulation seeking to vacate the Order. Without prejudice to Transol's position that the Order is legally sound and correct, Transol agrees as part of this settlement that its counsel will endorse such stipulation and that it will not oppose entry thereof. Attached hereto as Attachment B-1 is a copy of the Dismissal of Action and Stipulation to Vacate Order to be filed immediately upon execution of this Agreement. Nothing in this Agreement is in any way conditioned on the Court vacating the Order. In the event the Court denies the Stipulation to Vacate, Nestor shall be provided with 5 days to apply to the Court to vacate the Order. If Nestor is not successful, the parties shall endorse and file a Stipulation of Dismissal with all references to vacating the Order deleted. Attached hereto as Attachment B-2 is a copy of the Stipulation of Dismissal of Action to be filed.

     8. The Parties each agree that the statement in Attachment C shall be the sole statement made by them about this Agreement and the settlement of the Action and that neither party shall make any other statement or disclosures about this Agreement, the underlying litigation, or the settlement of the Action. The terms of this Agreement shall remain confidential and shall not be publicized by any Party without the prior written consent of the other Parties. Notwithstanding the preceding two (2) sentences, neither Transol nor Nestor shall be prohibited by anything in this Agreement from (i) disclosing in confidence to individual third parties with a good faith reason to know, the existence and settlement of the Action, (ii) preparing and filing all necessary or appropriate documents (including a copy of this Agreement) with the SEC, IRS, USPTO and other US and foreign government agencies and the like, (iii) responding to any lawful order of a court or other governmental tribunal having jurisdiction over it, or (iv) providing adequate information to shareholders of a Party about the outcome of the litigation, the nature of this Agreement, and the consideration exchanged hereunder.

     9. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior understandings, whether written or oral, and may be changed, modified, or amended only by an instrument in writing duly executed by each of the parties hereto, which instrument refers to this Agreement by name and date.

     10. Each of the Parties represents and warrants that it has all the requisite power and authority to enter into this Agreement, and has duly authorized by all necessary action the execution and delivery hereof by the officer or individual whose name is signed on its behalf below; that the execution and delivery of this Agreement and the performance of its obligations hereunder do not and will not conflict with or result in a breach of or a default under its organizational instruments or any other agreement, instrument, order, law or regulation applicable to it or by which it may be bound; and that this Agreement has been duly and validly executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms. Nestor represents and warrants that it is the sole and exclusive owner of each patent containing the Subject Claims with full and unencumbered rights to grant the Covenant and otherwise enter into and perform this Agreement.

     11. This Agreement shall be governed by the laws of the State of California, without regard for its choice-of-law provisions. In any action arising out of or relating to this Agreement, venue shall lie solely in a court of competent jurisdiction sitting in the County of Los Angeles, California, United States of America.

     12. In the event of a breach of this Agreement, the non-breaching party shall be entitled to all costs incurred by it in pursuing its rights, including full reimbursement of attorney fees, expert fees, and other litigation expenses.

     13. This Agreement may be executed in one or more counterparts, including by facsimile copies, each of which shall be deemed to be an original, and all of which together or any of which shall constitute one and the same Agreement.

     14. Nestor agrees to require any assignee, purchaser or licensee of any patent owned by Nestor that contains a Subject Claim to abide by the terms of the Covenant as a condition precedent to such assignment, sale, license, grant or other conveyance of any such patent, and any assignment, sale, license, grant or conveyance of any rights in any such patent in violation of this Paragraph 14 shall be null and void ab initio.

     15. So long as this agreement remains in effect, and unless Transol faces a reasonable apprehension of suit based on the Subject Claims, Transol will not initiate any proceeding (including any request for reexamination by the United States Patent and Trademark Office) to challenge the validity or enforceability of any patent that contains a Subject Claim or voluntarily cooperate in any such proceeding with any other person or entity that initiates such a challenge, provided that Transol shall provide cooperation with any person or entity when required by law.

         [Signatures  on Following Page]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives and to be made as of the date first hereinabove written.


NESTOR, INC.                               TRANSOL USA, INC.

By:                                        By:   /s/ Rob Ciolli
    /s/William B. Danzell
-------------------------------------      -------------------------------------

Printed Name:                              Printed Name:
   William B. Danzell                            Rob Ciolli
-------------------------------------      -------------------------------------

Title:                                     Title:
   President & Chief Executive Officer           President
-------------------------------------      -------------------------------------

Date:                                      Date:
   28 June 2005                                  June 28, 2005
-------------------------------------      -------------------------------------

                                           TRANSOL CORPORATION LIMITED

                                           By:    /s/ Rob Ciolli
                                           -------------------------------------

                                           Printed Name:
                                                  Rob Ciolli
                                           -------------------------------------

                                           Title: Managing Director
                                           -------------------------------------

                                           Date:  June 28, 2005
                                           ------------------------------------

                                  ATTACHMENT A

                              April 26, 2005 Order

                                 ATTACHMENT B-1

     This Stipulation of Dismissal and Proposed Order Dismissing Action and Withdrawing April 26, 2005 Order of Summary Judgment is made with reference to the following facts:

     WHEREAS, plaintiff and counterclaim defendant Nestor, Inc., filed this action alleging infringement by Defendant Transol, USA, Inc. of U.S. Patents 6,188,329 and 6,754,663;

     WHEREAS defendant and counterclaim plaintiff Transol USA Inc. filed counterclaims against plaintiff Nestor, Inc.;

     WHEREAS on April 26, 2005, the Court issued an Order granting defendant's motion for summary judgment;

     WHEREAS no final judgment has yet been entered in favor of either party to the action;

     WHEREAS on June 28, 2005 the parties reached a settlement of their disputes, which has been documented in a written agreement (the "Settlement Agreement");

     NOW, THEREFORE the parties hereby stipulate and agree that:

     1. Plaintiff Nestor Inc. dismisses this action against defendant Transol USA, Inc. with prejudice.

     2. Defendant Transol USA, Inc. dismisses its Counterclaim against plaintiff Nestor Inc. without prejudice, reserving its right to assert any and all claims and defenses as to any Nestor patent in the event Nestor or any assignee or licensee of Nestor asserts any patent infringement claims against Transol USA, Inc. in the future, except that Transol, USA Inc. shall not assert any claim for attorneys' fees or costs arising from the present action.

     3. Each party shall bear and be responsible for its own costs and attorneys' fees.

     4. The Court hereby withdraws and vacates its April 26, 2005 Order granting defendants' motion for summary judgment.

ORDER

     It is so Ordered.

                                 ATTACHMENT B-2

     This Stipulation of Dismissal and Proposed Order Dismissing Action is made with reference to the following facts:

     WHEREAS, plaintiff and counterclaim defendant Nestor, Inc., filed this action alleging infringement by Defendant Transol, USA, Inc. of U.S. Patents 6,188,329 and 6,754,663;

     WHEREAS defendant and counterclaim plaintiff Transol USA Inc. filed counterclaims against plaintiff Nestor, Inc.;

     WHEREAS on April 26, 2005, the Court issued an Order granting defendant's motion for summary judgment;

     WHEREAS no final judgment has yet been entered in favor of either party to the action;

     WHEREAS on June 28, 2005 the parties reached a settlement of their disputes, which has been documented in a written agreement (the "Settlement Agreement") dated as of June 28, 2005;

     NOW, THEREFORE the parties hereby stipulate and agree that:

     1. Plaintiff Nestor Inc. dismisses this action against defendant Transol USA, Inc. with prejudice.

     2. Defendant Transol USA, Inc. dismisses its Counterclaim against plaintiff Nestor Inc. without prejudice, reserving its right to assert any and all claims and defenses as to any Nestor patent in the event Nestor or any assignee or licensee of Nestor asserts any patent infringement claims against Transol USA, Inc. in the future, except that Transol, USA Inc. shall not assert any claim for attorneys' fees or costs arising from the present action.

     3. Each party shall bear and be responsible for its own costs and attorneys' fees.

ORDER

         It is so Ordered.

                                  ATTACHMENT C
                                  ------------

Transol USA, Inc. and Nestor, Inc. have settled the patent infringement litigation between them that was pending in the United States District Court for the Central District of California at Los Angeles. The terms of the settlement are confidential. Both parties are satisfied with the outcome of the litigation and the settlement, under which each party will be free to market its automated traffic enforcement systems and services.